Thompson Coburn LLP
Attorneys at Law
One US Bank Plaza
St. Louis, Missouri 63101
314-552-6000
FAX 314-552-7000
www.thompsoncoburn.com
February 25, 2011
YieldQuest Funds Trust
3280 Peachtree Road, Suite 2600
Atlanta, GA 30305
     Re: YieldQuest Funds Trust (File Nos. 033-125172 and 811-21771)
Dear Ladies and Gentlemen:
Legal opinions (the “Legal Opinions”) that we prepared were filed with Post-Effective Amendments No. 7 and No. 9 to the Registration Statement on Form N-1A filed by YieldQuest Funds Trust (the “Registration Statement”). We hereby consent to incorporating by reference the Legal Opinions into Post-Effective Amendment No. 12 to the Registration Statement, and further consent to all references to us in such Post-Effective Amendment No. 12.
Very truly yours,
/s/ Thompson Coburn LLP
Thompson Coburn LLP